Exhibit 99.1

Media Contact:	Erica Ryan
Senior Marketing Communications Manager
A.D.A.M., Inc.
(404) 604-2757
pr@adamcorp.com

Investor Contact:	Jody Burfening
Lippert/Heilshorn & Associates
(212) 838-3777
investorrelations@adamcorp.com

                           A.D.A.M. Announces Third Quarter 2010 Financial Results

                               - Third Quarter Adjusted Operating Income Margin of 25% -

ATLANTA—November 9, 2010—A.D.A.M., Inc. (Nasdaq: ADAM ), a leading provider of health information and benefit technology solutions, today announced its financial results for the third quarter ended September 30, 2010.

“Third quarter revenues for our Health Solutions business continued to grow with a 4% sequential quarterly revenue growth,” said Mark Adams, president and chief executive officer of A.D.A.M. “The Benergy Interworks business unit showed a third quarter sequential increase for the first time in nine quarters, which attests to our success in improving our operational performance and the benefits of our investments in account management, marketing and product development. Since the beginning of the year, we have upgraded client-facing areas, expanded marketing activities and broadened our product offerings, taking a multi-faceted approach to positioning Benergy Interworks for future revenue growth. This sharpened operational focus, combined with third quarter bookings, leads us to expect sequential growth again in the fourth quarter. Of note, third quarter Benergy Interworks revenues included sales of new products launched during the second and third quarter.”

Added Adams, “Along with our operational improvements, we have streamlined our internal expense structure over the last several quarters. As a result, in the third quarter profitability improved and our adjusted operating income increased to 25% of revenues. Our cashflow, as measured by EBITDA, was $2.3 million or 33% of revenues. At September 30, our cash and cash equivalents were $5.7 million, while our debt was $3.5 million.”

“On August 30th we announced our agreement to merge with Ebix. Because of our strong results and future outlook, we do not expect there to be a purchase price adjustment as defined in the merger agreement. Our current cash on hand and expected earnings before closing should cover items required to be paid off per that agreement,” concluded Adams.

Financial Results:

Third Quarter Highlights

License revenues were $6.7 million for the third quarter of 2010 and 2009. Recurring license revenues represented 97% of total revenues in 2010. Total revenues were $6.9 million for the third quarter of 2010, compared to $7.0 million in the third quarter of 2009, reflecting lower product revenue as a result of the switch from selling CD-ROM products to online license solutions with recurring revenues over future periods.

Operating income for the third quarter ended September 30, 2010 was $1.6 million, compared to $1.4 million for the third quarter of 2009.

Non-GAAP adjusted operating income was $1.7 million, or 25% of revenues, for the third quarter of 2010, compared to $1.6 million, or 23% of revenues, for the third quarter of 2009. Non-GAAP adjusted operating income excludes charges for stock-based compensation.

Cash flow, as measured by Adjusted EBITDA, was $2.3 million, or 33% of revenues, for the third quarter ended September 30, 2010, as compared to $2.4 million, or 34% of revenues, for the same period a year ago.

Net income for the third quarter ended September 30, 2010 was $1.5 million, compared to $1.3 million for the third quarter of 2009.

Non-GAAP adjusted net income was $1.7 million, compared to $1.6 million for the same period a year ago. Non-GAAP adjusted net income excludes charges for stock-based compensation and amortization of purchased intangibles.

At September 30, 2010, the company had cash and cash equivalents of $5.7 million as compared to $5.4 million at December 31, 2009. Long-term debt was also reduced by $1.5 million during the third quarter of 2010, which included a $1.0 million payment in advance of the required payment schedule. At September 30, 2010, the company had a debt balance of $3.5 million and paid an additional $2.0 million in advance of required payments in October 2010 from its cash on hand.

No Conference Call

Due to the pending merger with Ebix, A.D.A.M. will not conduct an earnings conference call for the third quarter.

Additional Information

SHAREHOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND REGISTRATION STATEMENT REGARDING THE PROPOSED TRANSACTION BECAUSE IT CONTAINS IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER WITH EBIX. These documents contain important information about the proposed transaction that should be read carefully before any decision is made with respect to the proposed transaction. These materials are available to the shareholders of A.D.A.M. at no expense to them. Investors and security holders may obtain the documents free of charge at the SEC’s web site, www.sec.gov. In addition, such materials (and all other documents filed with the SEC) are available free of charge at www.adam.com and www.ebix.com. You may also read and copy any reports, statements and other information filed by A.D.A.M. or Ebix with the SEC at the SEC public reference room at 100 F Street N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 or visit the SEC’s website for further information on its public reference room.

Each company’s directors and executive officers and other persons may be deemed, under SEC rules, to be participants in the solicitation of proxies in connection with the proposed transaction. Information regarding A.D.A.M.’s directors and officers can be found in its proxy statement filed with the SEC on April 8, 2010 and information regarding Ebix’s directors and officers can be found in its Annual Report on Form 10-K filed with the SEC on March 16, 2010. Additional information regarding the participants in the proxy solicitation and a description of their direct and indirect interests in the transaction, by security holdings or otherwise, is contained in the proxy statement/prospectus and other relevant materials filed with the SEC.

About A.D.A.M., Inc.

A.D.A.M. (Nasdaq: ADAM) is a leading provider of consumer health information and benefits technology solutions to healthcare organizations, benefits brokers, employers, consumers, and educational institutions. A.D.A.M. health and benefits solutions engage consumers to better understand their health, wellness and benefits choices, and provide the tools to help them make personalized health and benefits decisions, while helping healthcare organizations and employers reduce the costs of healthcare and benefits administration. For more information, visit www.adam.com.

Use of Non-GAAP Measures

To supplement our consolidated financial statements presented in accordance with GAAP, we present investors with certain non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, all of which primarily exclude the effects of amortization of intangible assets, stock-based compensation, acquisition related expenses, debt refinancing costs, restructuring costs, and a goodwill impairment charge.

Our management considers the total return of an investment we have made in an acquisition (i.e., operating profit generated as compared to the purchase price paid) without taking into consideration any allocations made for accounting purposes. Thus, because the purchase price for an acquisition does not necessarily reflect the accounting value assigned to intangible assets, including customer lists and goodwill, when analyzing the return provided by the acquisition in subsequent periods, our management, for planning and evaluation purposes, excludes the GAAP impact of acquired intangible assets, goodwill impairment charges and other acquisition related expenses to our financial results. We believe that such an approach is useful in understanding the long-term return provided by an acquisition and that our investors benefit from a supplemental non-GAAP financial measure that adjusts for the accounting expense associated with acquired intangible assets.

Similarly, we believe that excluding stock-based compensation expense provides supplemental information and an alternative presentation useful to investors’ understanding of our operating results and trends, especially when comparing those results on a consistent basis to results for previous periods and anticipated results for future periods.

We also believe that, in excluding stock-based compensation, amortization of intangible assets and the other listed items in the GAAP to non-GAAP reconciliation schedules, our non-GAAP financial measures provide investors with transparency into the information and basis used by management and our board of directors to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods, to compare our results of operations on a more consistent basis against that of other companies in making financial and operating decisions, and to establish targets for management incentive compensation.

We believe that the presentation of non-GAAP operational measures of adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA provide important supplemental information to management and investors regarding financial and business trends relating to the company’s financial condition and results of operations. These non-GAAP operational measures have historically been used as key performance metrics by our senior management as they evaluate the performance of the consolidated financial results. These non-GAAP operational measures are reviewed individually as well as in total in measuring our performance against internal and external expectations for the period. The expectations for such key non-GAAP operational measures are the basis for any financial guidance provided by management for future periods. Management believes that the use of each of these non-GAAP financial measures provides enhanced consistency and comparability with our past financial reports. We provide this information to investors to enable them to perform additional analyses of past, present and future operating performance.

We believe that each of these operational measures is useful to investors in their assessment of our operating performance and the valuation of our company. Adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA are significant measures used by management for:

—	Reporting our financial results and forecasts to our board of directors;
—	Evaluating the operating performance of our company;
—	Managing and comparing performance internally and externally against our peers; and
—	Establishing internal operating targets.

These non-GAAP operational measures, including adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA, are used by us as broad measures of financial performance that encompass our operating performance, cash, capital structure, investment management, and income tax planning effectiveness. These operational measures are not calculated in accordance with GAAP and should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. These operational measures have limitations in that they do not reflect all of the costs or reductions to revenues associated with the operations of our business as determined in accordance with GAAP. In addition, these operational measures may not be comparable to non-GAAP financial measures reported by other companies. As a result, one should not consider these measures in isolation or as a substitute for analysis of our results as reported under GAAP. We compensate for these limitations by analyzing current and future results on a GAAP basis as well as a non-GAAP basis, prominently disclosing GAAP results and providing reconciliations from GAAP results to operational measures. The limitations in relying on our non-GAAP financial measures include the fact that the adjusted operating income, adjusted net income, adjusted earnings per share and adjusted EBITDA operational measures do not include the impact of stock-based compensation expense or the effects of amortization of intangible assets, acquisition related expenses and other charges. We expect to continue to incur expenses similar to the non-GAAP adjustments described above, and the exclusion or inclusion of these items from our non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. The forward-looking statements are based on A.D.A.M.’s current intent, belief and expectations. These statements, especially revenue, net income, cash flow, and matters related to our merger with Ebix, are not guarantees of future performance and involve a number of risks and uncertainties that can be difficult to predict and that could cause actual results, performance or developments to differ materially. Factors that could affect the company’s actual results, performance or developments include general economic conditions, development of the Internet as a source of health information, pricing actions taken by competitors, demand for the company’s health information, regulatory changes in laws and regulations that impact how the company conducts its business and the other factors described in A.D.A.M.’s filings with the SEC. Except for our ongoing obligations to disclose material information under the federal securities laws, A.D.A.M. undertakes no obligation or duty to update or revise any of its forward-looking statements whether as a result of new information, future events, circumstances or otherwise.

A.D.A.M., Inc.

Statement of Operations (Unaudited)

Third Quarter, 2010 and 2009

(numbers in thousands, except per share data)

	Three Months Ended September 30,
	2010	% of Revenues	2009	% of Revenues	% Increase (Decrease)
Revenues, net
Licensing	$6,678	97%	$6,714	96%	-1%
Product	75	1%	195	3%	-62%
Professional services and other	145	2%	82	1%	77%

Total revenues, net	6,898	100%	6,991	100%	-1%

Cost of revenues
Cost of revenues	805	12%	840	12%	-4%
Cost of revenues - amortization	429	6%	652	9%	-34%

Total cost of revenues	1,234	18%	1,492	21%	-17%

Gross profit	5,664	82%	5,499	79%	3%

Operating expenses
Product and content development	1,024	15%	1,290	18%	-21%
Sales and marketing	1,991	29%	1,454	21%	37%
General and administrative	1,015	15%	1,335	19%	-24%

Total operating expenses	4,030	58%	4,079	58%	-1%

Operating income	1,634	24%	1,420	20%	15%

Interest expense, net	69	1%	127	2%	-46%

Income before income taxes	1,565	23%	1,293	18%	21%
Income tax expense	88	1%	—	0%	(a )

Net income	$1,477	21%	$1,293	18%	14%

Net income per common share
Basic	$0.15		$0.13
Diluted	$0.14		$0.13

Weighted average number of common shares outstanding
Basic	10,013		9,888
Diluted	10,532		10,256

(a) not meaningful

A.D.A.M., Inc.

Statement of Operations (Unaudited)

Year-to-Date, 2010 and 2009

(numbers in thousands, except per share data)

	Nine Months Ended September 30,
	2010	% of Revenues	2009	% of Revenues	% Increase (Decrease)
Revenues, net
Licensing	$19,610	96%	$19,418	94%	1%
Product	232	1%	750	4%	-69%
Professional services and other	506	2%	564	3%	-10%

Total revenues, net	20,348	100%	20,732	100%	-2%

Cost of revenues
Cost of revenues	2,547	13%	3,019	15%	-16%
Cost of revenues - amortization	1,333	7%	1,627	8%	-18%

Total cost of revenues	3,880	19%	4,646	22%	-16%

Gross profit	16,468	81%	16,086	78%	2%

Operating expenses
Product and content development	3,673	18%	3,780	18%	-3%
Sales and marketing	5,966	29%	5,232	25%	14%
General and administrative	2,966	15%	3,579	17%	-17%
Goodwill impairment	—	0%	13,940	67%	(a )
Restructuring costs	—	0%	1,408	7%	(a )

Total operating expenses	12,605	62%	27,939	135%	-55%

Operating income (loss)	3,863	19%	(11,853)	-57%	(a )

Interest expense, net	258	1%	360	2%	-28%

Income (loss) before income taxes	3,605	18%	(12,213)	-59%	(a )
Income tax expense	148	1%	—	0%	(a )

Net income (loss)	$3,457	17%	$(12,213)	-59%	(a )

Net income (loss) per common share
Basic	$0.35		$(1.24)
Diluted	$0.33		$(1.24)

Weighted average number of common shares outstanding
Basic	9,963		9,884
Diluted	10,457		9,884

(a) not meaningful

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Third Quarter, 2010 and 2009

(numbers in thousands, except per share data)

	Three Months Ended September 30,
	2010 GAAP	2010 Non-GAAP	2009 GAAP	2009 Non-GAAP	% Increase/ (Decrease)

Reconciliation of GAAP operating income, net income and EPS to non-GAAP measures:

GAAP operating income	$1,634	$1,634	$1,420	$1,420
Stock-based compensation expense (2)		90		171

Non-GAAP adjusted operating income		$1,724		$1,591	8%

GAAP net income	$1,477	$1,477	$1,293	$1,293
Stock-based compensation expense (2)		90		171
Amortization of purchased intangibles (3)		147		166

Non-GAAP adjusted net income		$1,714		$1,630	5%

Non-GAAP adjusted net income per diluted common share	$0.14	$0.16	$0.13	$0.16

Diluted common shares outstanding	10,532	10,532	10,256	10,256

Reconciliation of GAAP net income to adjusted EBITDA is as follows:

GAAP net income (loss)	$1,477	$1,477	$1,293	$1,293
Depreciation		146		129
Amortization of software development		282		486
Interest expense, net		69		127
Income tax expense		88		—
Stock-based compensation expense (2)		90		171
Amortization of purchased intangibles (3)		147		166

Adjusted EBITDA		$2,299		$2,372	-3%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation expense related to non-cash charges for stock options.
(3)	Amortization of purchased intangibles, including customer lists and software acquired with Online Benefits.

A.D.A.M., Inc.

Reconciliation of Selected GAAP Measures to Non-GAAP Measures (1) (Unaudited)

Year-to-Date, 2010 and 2009

(numbers in thousands, except per share data)

	Nine Months Ended September 30,
	2010 GAAP	2010 Non-GAAP	2009 GAAP	2009 Non-GAAP	% Increase/ (Decrease)

Reconciliation of GAAP operating income (loss), net income (loss) and EPS to non-GAAP measures:

GAAP operating income (loss)	$3,863	$3,863	$(11,853)	$(11,853)

Stock-based compensation expense (2)		267		477
Goodwill impairment (4)		—		13,940
Restructuring costs (5)		—		1,408

Non-GAAP adjusted operating income		$4,130		$3,972	4%

GAAP net income (loss)	$3,457	$3,457	$(12,213)	$(12,213)

Stock-based compensation expense (2)		267		477
Amortization of purchased intangibles (3)		440		543
Goodwill impairment (4)		—		13,940
Restructuring costs (5)		—		1,408

Non-GAAP adjusted net income		$4,164		$4,155	0%

Non-GAAP adjusted net income (loss) per diluted common share	$0.33	$0.40	$(1.24)	$0.41

Diluted common shares outstanding	10,457	10,457	9,884	10,256

Reconciliation of GAAP net income (loss) to adjusted EBITDA is as follows:

GAAP net income (loss)	$3,457	$3,457	$(12,213)	$(12,213)

Depreciation		410		340
Amortization of software development		893		1,084
Interest expense, net		258		360
Income tax expense		148		—
Stock-based compensation expense (2)		267		477
Amortization of purchase intangibles (3)		440		543
Goodwill impairment (4)		—		13,940
Restructuring costs (5)		—		1,408

Adjusted EBITDA		$5,873		$5,939	-1%

(1)	This presentation includes non-GAAP measures. Our non-GAAP measures are not meant to be considered as a substitute for comparable GAAP measures and should be read only in conjunction with our financial statements prepared in accordance with GAAP and our press release, which explains our use of non-GAAP measures.
(2)	Stock-based compensation expense related to non-cash charges for stock options.
(3)	Amortization of purchased intangibles, including customer lists and software acquired with Online Benefits.
(4)	Goodwill impairment related to the acquisition of Online Benefits.
(5)	Restructuring costs related to the consolidation of facilities and support services into Atlanta.

A.D.A.M., Inc.

Balance Sheet

September 30, 2010 and December 31, 2009

(numbers in thousands)

	September 30, 2010 (unaudited)	December 31, 2009
Assets
Current assets
Cash and cash equivalents	$5,688	$5,446
Accounts receivable, net	2,387	2,516
Inventories, net	11	30
Prepaids and other current assets	367	208
Deferred income tax asset	678	678

Total current assets	9,131	8,878

Non-current assets
Property and equipment, net	1,649	1,543
Intangible assets, net	8,996	9,375
Goodwill	13,690	13,690
Other assets	54	206
Deferred financing costs, net	30	52
Deferred income tax asset	5,712	5,712

Total non-current assets	30,131	30,578

Total assets	$39,262	$39,456

Liabilities and shareholders’ equity
Current liabilities
Accounts payable and accrued expenses	$4,309	$4,895
Deferred revenue	6,174	5,796
Current portion of long-term debt	2,000	2,000
Current portion of capital lease obligations	26	22

Total current liabilities	12,509	12,713

Non-current liabilities
Capital lease obligations, net of current portion	70	90
Other liabilities	643	1,385
Long-term debt, net of current portion	1,500	6,000

Total non-current liabilities	2,213	7,475

Shareholders’ equity
Common stock	107	102
Treasury stock	(1,088)	(1,088)
Additional paid-in capital	61,066	59,256
Accumulated deficit	(35,545)	(39,002)

Total shareholders’ equity	24,540	19,268

Total liabilities and shareholders’ equity	$39,262	$39,456

A.D.A.M., Inc.

Statement of Cash Flows (Unaudited)

Year-to-Date, 2010 and 2009

(numbers in thousands)

	Nine Months Ended September 30, 2010	Nine Months Ended September 30, 2009

Cash flows from operating activities
Net income (loss)	$3,457	$(12,213)

Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Goodwill impairment	—	13,940
Restructuring costs	—	1,408
Depreciation and amortization	1,743	1,967
Payments for restructuring costs	(1,147)	(1,219)
Stock-based compensation expense	267	477
Provisions for bad debt expense	(73)	29
Deferred financing cost amortization	22	30
Loss on disposal of assets	5	—
Changes in assets and liabilities:
Accounts receivable	202	1,162
Accounts payable and accrued expenses	(278)	(696)
Deferred revenue	378	(255)
Other liabilities	78	388
Prepaids and other assets	(7)	263
Inventories	19	(3)

Net cash provided by operating activities	4,666	5,278

Cash flows from investing activities
Software product and content development costs	(954)	(1,324)
Purchases of property and equipment	(502)	(326)
Net change in restricted cash	—	29
Goodwill, additional cost of previous acquisition from earn out payments	—	(13)

Net cash used in investing activities	(1,456)	(1,634)

Cash flows from financing activities
Payment on long-term debt	(4,500)	(1,500)
Repayments on capital leases	(16)	(39)
Proceeds from exercise of common stock options	1,548	3

Net cash used in financing activities	(2,968)	(1,536)

Increase in cash and cash equivalents	242	2,108

Cash and cash equivalents, beginning of period	5,446	1,377

Cash and cash equivalents, end of period	$5,688	$3,485